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                                                     SCI Systems, Inc
                                  Exhibit  11 -  Computation of Primary and Fully Diluted
               Earnings Per Share (In thousands of dollars except for number of shares and per share amounts)


                                                                 Quarter Ended:                    Six Months:
                                                           December 24,   December 25,     December 24,   December 25,
                                                               1995           1994             1995           1994
                                                          --------------- -------------- --------------- --------------

Primary Earnings Per Share
Net income                                                       $22,158        $10,197         $37,280        $20,254
Add  back  after-tax  interest  for  debentures  converted
 during period                                                       N/A            N/A             218            N/A

                                                          --------------- -------------- --------------- --------------

           Adjusted net income used in primary computation       $22,158        $10,197         $37,498        $20,254
                                                          =============== ============== =============== ==============

Weighted  average  number of shares outstanding during        29,469,208     27,322,644      29,411,513     27,316,967
 period

Applicable number of shares for common stock equivalents
 (stock options) outstanding for period using Treasury-
 stock method based on average market price for period           652,085        493,816         723,679        479,204
                                                          =============== ============== =============== ==============
     Weighted average number of shares used in computation    30,121,293     27,816,460      30,135,192     27,796,171
                                                          =============== ============== =============== ==============

Primary  earnings per share                                         $.74           $.37           $1.24           $.73
                                                          =============== ============== =============== ==============

Fully Diluted Earnings Per Share
Net income                                                       $22,158        $10,197         $37,280        $20,254
Add back after-tax interest for debentures converted
 during period                                                       N/A            N/A             218            N/A
Add back after-tax interest expense for outstanding
 convertible debentures:                                             N/A            348             N/A            665
                                                          =============== ============== =============== ==============
     Adjusted net income used in fully diluted computation       $22,158        $10,545         $37,498        $20,919
                                                          =============== ============== =============== ==============

Weighted average number of shares outstanding during
 period                                                       29,469,208     27,322,644      29,411,513     27,316,967

Applicable number of shares for common stock equivalents
 (stock options)outstanding for period, using
 Treasury-stock method based on the higher of average
 market price or ending market price                             732,980        493,831         729,059        479,336

Number of shares to be issued if 5 5/8 % convertible
 debentures were converted:                                          N/A      1,850,727             N/A      1,850,727

                                                          =============== ============== =============== ==============
             Weighted number of shares used in computation    30,202,188     29,667,202      30,140,572     29,647,030
                                                          =============== ============== =============== ==============

Fully diluted earnings per share                                    $.73           $.36           $1.24           $.71
                                                          =============== ============== =============== ==============

The additional dilution effect of the common stock equivalents and potential conversion of any outstanding convertible debentures represent less than 3%; consequently, fully diluted earnings per share are not presented on the income statement for the periods presented.

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